UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-291-2411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Fulton Financial Corporation (“Fulton”) held its 2016 Annual Meeting of Shareholders (“Annual Meeting”) on Monday, May 16, 2016 at 10:00 a.m. Eastern Time. At the Annual Meeting, shareholders voted on the three matters described in the Proxy Statement dated April 4, 2016, which consisted of: (i) the election of eleven (11) director nominees to serve for one-year terms; (ii) a non-binding say-on-pay resolution to approve the compensation of the named executive officers; and (iii) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2016.

All matters voted upon at the Annual Meeting were approved by shareholders, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal 1 - The election of eleven (11) director nominees to serve for one-year terms.

Nominee	For	Against	Abstain	Broker Non-Vote
Lisa Crutchfield	116,198,333	1,139,848	909,557	23,187,128
Denise L. Devine	114,792,180	2,550,674	904,884	23,187,128
Patrick J. Freer	115,822,756	1,490,810	934,172	23,187,128
George W. Hodges	114,305,435	3,003,981	938,322	23,187,128
Albert Morrison III	114,609,762	2,769,204	868,772	23,187,128
James R. Moxley III	116,331,140	1,034,487	882,111	23,187,128
R. Scott Smith, Jr.	115,820,181	1,503,255	924,302	23,187,128
Ronald H. Spair	115,600,882	1,732,656	914,200	23,187,128
Mark F. Strauss	116,327,842	1,029,988	889,908	23,187,128
Ernest J. Waters	114,709,380	2,658,709	879,649	23,187,128
E. Philip Wenger	113,864,273	3,512,444	871,021	23,187,128

Proposal 2 - A non-binding say-on-pay resolution to approve the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Vote
112,098,934	3,998,107	2,150,697	23,187,128

Proposal 3 - The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
136,907,238	3,475,957	1,051,671	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: May 17, 2016	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Executive Vice President, General Counsel and Corporate Secretary